As filed with the Securities and Exchange Commission on March 12, 2008
Registration No. 333-72178

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
To
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STONERIDGE, INC.
(Exact name of registrant as specified in its charter)

Ohio	34-1598949

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9400 East Market Street	44484

(Address of Principal Executive Offices)	(Zip Code)
STONERIDGE, INC.
LONG-TERM INCENTIVE PLAN
(Full title of the plan)
JOHN C. COREY
Stoneridge, Inc.
9400 East Market Street
Warren, Ohio 44484
(Name and address of agent for service)
(330) 856-2443
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
Stoneridge, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 on October 24, 2001, (Registration No. 333-72178) (the “Registration Statement”) to register 1,500,000 of the Registrant’s Common Shares, no par value (the “Common Shares”) under the Stoneridge, Inc. Long-Term Incentive Plan (the “Plan”). The Plan has expired and Common Shares may no longer be issued pursuant to the Plan. As a result, the offering of the Common Shares pursuant to the Registration Statement has terminated. In accordance with the undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration the unissued securities registered under the Registration Statement and issuable pursuant to the Plan.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Ohio, on this 12th day of March, 2008.

STONERIDGE, INC.
By:	/s/ GEORGE E. STRICKLER
George E. Strickler
Executive Vice President, Chief Financial Officer and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on March 12, 2008 by the following persons in the capacities indicated below.

Name and Signature	Title

/s/ JOHN C. COREY	President, Chief Executive Officer and Director
John C. Corey	(Principal Executive Officer)

/s/ GEORGE E. STRICKLER	Executive Vice President, Chief Financial Officer and Treasurer
George E. Strickler	(Principal Financial and Accounting Officer)

/s/ WILLIAM M. LASKY	Chairman of the Board of Directors
William M. Lasky

/s/ AVERY S. COHEN	Secretary and Director
Avery S. Cohen

/s/ JEFFERY P. DRAIME	Director
Jeffrey P. Draime

/s/ SHELDON J. EPSTEIN	Director
Sheldon J. Epstein

/s/ DOUGLAS C. JACOBS	Director
Douglas C. Jacobs

/s/ KIM KORTH	Director
Kim Korth

/s/ EARL L. LINEHAN	Director
Earl L. Linehan